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                                                                    Exhibit 23.1


              Consent of Independent Certified Public Accountants




To the Stockholders and Board of Directors
ABM Industries Incorporated:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                       /s/ KPMG PEAT MARWICK LLP

San Francisco, California
March 25, 1998